Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

HEDGEPATH, LLC, Plaintiff, v.	C.A. No. 2019-0529-JTL

BRENDAN MAGRAB, STEFAN J. CROSS, DR. R. DANA ONO, ROBERT D. MARTIN, W. MARK WATSON, NICHOLAS J. VIRCA and MAYNE PHARMA VENTURES PTY LTD., Defendants, and

HEDGEPATH PHARMACEUTICALS, INC., a Delaware corporation, Nominal Defendant.

SAMUEL SEARS, Individually And On Behalf of All Others Similarly Situated,

Plaintiff,

v.

BRENDAN MAGRAB, STEFAN J. CROSS, DR. R. DANA ONO, ROBERT D. MARTIN, W. MARK WATSON, NICHOLAS J. VIRCA, and MAYNE PHARMA VENTURES PTY LTD.,

Defendants.

C.A. No. 2020-0215-JTL

NOTICE OF PENDENCY OF DERIVATIVE AND CLASS ACTIONS, PROPOSED SETTLEMENT AND SETTLEMENT HEARING

TO:

ALL PERSONS OR ENTITIES WHO ARE OR WERE RECORD HOLDERS OR BENEFICIAL OWNERS OF SHARES OF THE COMMON STOCK OF INHIBITOR THERAPEUTICS, INC., F/K/A HEDGEPATH PHARMACEUTICALS, INC., (THE “COMPANY”) AS OF THE CLOSE OF BUSINESS ON SEPTEMBER 9, 2022 (THE “COMPANY STOCKHOLDERS”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A LAWSUIT AND CONTAINS IMPORTANT INFORMATION. YOUR RIGHTS WILL BE AFFECTED BY THESE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT, OR PURSUING THE RELEASED CLAIMS (AS DEFINED BELOW).

IF YOU HOLD OR HELD COMMON STOCK OF THE COMPANY FOR A BENEFICIAL OWNER, PLEASE TRANSMIT THIS DOCUMENT PROMPTLY TO SUCH BENEFICIAL OWNER.

The purpose of this Notice is to inform you of a proposed settlement (the “Settlement”) of the above-captioned actions Hedgepath, LLC v. Magrab et al., C.A. No. 2019-0529-JTL (the “Hedgepath Action”) and Samuel Sears v. Magrab et al., C.A. No. 2020-0215-JTL (the “Sears Action,” and together with the Hedgepath Action, the “Actions”) pending before the Court of Chancery of the State of Delaware (the “Court”), and of a hearing to be held before the Court, in the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 on November 10, 2022 at 9:15 a.m. (or remotely by such means as the Court may order) (the “Settlement Hearing”). The purpose of the Settlement Hearing is to determine: (a) whether the Court should approve the Settlement; (b) whether the Court should enter a Final Order and Judgment dismissing the claims asserted in the Actions on the merits and with prejudice as against Plaintiffs, the Company, the Class, and the Company Stockholders, and effectuating the releases described below; (c) whether the Court should grant the applications of (i) Hedgepath, LLC for an award of attorneys’ fees and expenses actually incurred by it in connection with investigating and pursuing the claims asserted in the Actions (and to reimburse Hedgepath, LLC for the attorneys’ fees and expenses already paid to its counsel), and (ii) Sears for an award of attorneys’ fees and expenses, to be paid solely from the Cash Consideration, and from no other source, in an aggregate amount not to exceed $2,000,000 (as described below); and (d) such other matters as may properly come before the Court.

This Notice will inform you of how, if you so choose, you may enter your appearance in the Actions or object to the Settlement and may have your objection heard at the Settlement Hearing.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE PARTIES. IT IS BASED ON STATEMENTS OF THE PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THE ACTIONS AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY, OR MAY NOT, WISH TO TAKE IN RELATION TO THE ACTIONS.

BACKGROUND AND DESCRIPTION OF THE ACTIONS

The Company is a pharmaceutical development company that is focused on developing and ultimately commercializing innovative therapeutics for patients with certain cancers and certain non-cancerous proliferation disorders. On August 20, 2019, the Company changed its name from HedgePath Pharmaceuticals (OTCQG:HPPI) to Inhibitor Therapeutics, Inc. (OTCQB:INTI). As of the date of the Stipulation and Agreement of Compromise, Settlement, and Release (the “Stipulation”), there are approximately 376,858,323 shares of the Company’s common stock issued and outstanding.

The Company’s majority stockholder, Mayne Pharma Ventures Pty Ltd (“Mayne”), is an Australian specialty pharmaceutical company that develops and manufactures branded and generic products, which it distributes directly or through distribution partners and provides contract development and manufacturing services. Mayne licensed to and supplied the Company with SUBA-Itraconazole, Mayne’s patented formulation of itraconazole. Until December 17, 2018, the Company had sought FDA approval to use SUBA-Itraconazole as a treatment for basal cell carcinoma in patients with Basal Cell Carcinoma Nevus Syndrome (“BCCNS”) within the United States.

On July 9, 2019, Plaintiff Hedgepath, LLC filed a complaint (the “Initial Hedgepath Complaint”) initiating the Hedgepath Action. Hedgepath, LLC is the Company’s second largest stockholder (after Mayne) and, as of the date of the Stipulation, owns 79,627,069 shares of Company common stock.

The Initial Hedgepath Complaint alleged direct and derivative claims for breach of fiduciary duty, waste, declaratory judgment, statutory violations under

8 Del C. § 271, and dilution of stockholder equity against Brendan Magrab, Stefan J. Cross, Dr. R. Dana Ono, Robert D. Martin, W. Mark Watson and Nicholas J. Virca (the “Individual Defendants”) and Mayne relating to, among other things, (i) the issuance of certain of the Company’s equity securities to Mayne on or about January 8, 2018 (the “January 2018 Transactions”), and (ii) the Third Amended and Restated Supply and License Agreement between the Company and Mayne (“Third Amended SLA”) and certain transactions contemplated thereby (the “December 2018 Transactions,” and together with the January 2018 Transactions, the “Challenged Transactions”). The Initial Hedgepath Complaint also alleged claims for breach of fiduciary duty and fraudulent misrepresentation in connection with allegedly false and misleading statements included in the Company’s press releases and filings with the SEC. The Initial Hedgepath Complaint sought damages from Defendants, as well as equitable and other relief.

Before filing the Initial Hedgepath Complaint, Hedgepath, LLC served the Company with a demand pursuant to 8 Del. C. § 220 (“Section 220”) to inspect the Company’s books and records to investigate, among other things, alleged breaches of fiduciary duty in connection with, among other things, the Challenged Transactions (“HPLLC Section 220 Demand”). The Company produced to Hedgepath, LLC more than 13,000 pages of nonpublic Board-level, and senior officer-level corporate books and records regarding the Challenged Transactions (“Section 220 Documents”).

On September 27, 2019, Defendants moved to dismiss the Initial Hedgepath Complaint. Among other things, the motions argued that the Initial Hedgepath Complaint failed to state a claim under Court of Chancery Rules 9(b) and 12(b)(6) and, with respect to the derivative claims, failed to adequately plead demand futility under Rule 23.1.

On October 17, 2019, Plaintiff Samuel Sears (“Plaintiff Sears”) served the Company with a demand pursuant to Section 220 to investigate, among other things, alleged breaches of fiduciary duty in connection with, inter alia, the Challenged Transactions (“Sears Section 220 Demand” and with the HPLLC Section 220 Demand, the “Section 220 Demands”). The Company produced to Plaintiff Sears the same Section 220 Documents the Company produced to Plaintiff Hedgepath, LLC.

On December 3, 2019, Plaintiff Hedgepath, LLC filed an amended complaint (the “Amended Hedgepath Complaint”).

On January 10, 2020, Defendants moved to dismiss the Amended Hedgepath Complaint for largely the same reasons set forth in their original motions to dismiss.

On March 23, 2020, Plaintiff Samuel Sears filed a class action complaint (the “Sears Complaint”) initiating the Sears Action. The Sears Complaint asserted breach of fiduciary duty claims similar to those asserted in the Hedgepath Action. While the Amended Hedgepath Complaint asserted its breach of fiduciary duty claims derivatively, the Sears Complaint purported to assert all of its claims on behalf a “Class” defined to include “all other holders of the Company’s common stock (except Defendants herein and any persons, firm, trust, corporation, or other entity related to or affiliated with them and their successors-in-interest) who are or will be threatened with injury arising from Defendants’ wrongful action.”

On April 23, 2020, Defendants moved to dismiss the Sears Complaint.

On May 18, 2020, Plaintiff Sears filed his amended complaint (the “Amended Sears Complaint” and, together with the Amended Hedgepath Complaint, the “Complaints”).

On June 4, 2020, following briefing and oral argument, the Court denied Defendants’ motions to dismiss the Amended Hedgepath Complaint.

On June 17, 2020, in light of the Court’s ruling in the Hedgepath Action, Defendants withdrew their motions to dismiss the Sears Complaint.

On June 17, 2020, HedgePath, LLC served its First Set of Requests for Production of Documents Directed to all Defendants and its First Set of Interrogatories Directed to all Defendants.

Between August and September 2020, Defendants served Responses and Objections to Hedgepath, LLC’s discovery requests.

Between August and October 2020, Hedgepath, LLC served subpoenas on third parties The Weinberg Group, LLC, SciQuus, Inc., Ellenoff Grossman & Schole LLP, and Mentara, Inc.

On September 2, 2020, Plaintiff Sears served his First Request for Production of Documents Directed to All Defendants.

On September 17, 2020, the Individual Defendants served their First Set of Interrogatories Directed to Plaintiffs and their First Set of Requests for the Production of Documents Directed to Plaintiffs.

On September 17, 2020, Mayne served its First Set of Interrogatories Directed to Plaintiffs Hedgepath, LLC and Samuel Sears and their First Set of Requests for Production of Documents from Plaintiffs Hedgepath, LLC and Samuel Sears.

On November 2, 2020, Plaintiff Sears served his responses to the Individual Defendants’ First Set of Interrogatories Directed to Plaintiffs, the

Individual Defendants’ First Set of Requests for the Production of Documents Directed to Plaintiffs, Mayne’s First Set of Interrogatories Directed to Plaintiffs Hedgepath, LLC and Samuel Sears, and Mayne’s First Set of Requests for Production of Documents from Plaintiffs Hedgepath, LLC and Samuel Sears.

On December 9, 2020, the Parties to the Hedgepath Action and the Sears Action filed a Stipulation and Proposed Order Regarding Coordination of Related Actions, which required the parties to the Actions to coordinate in good faith on all matters where it is practicable to do so, conduct the litigation in a manner designed to avoid duplication, and promote the efficient and speedy resolution of the Actions. On December 10, 2020, the Court granted the Stipulation and Order Regarding Coordination of Related Actions.

In January 2021, the Parties agreed to discuss a potential resolution of the Actions. Between December 2020 and October 2021, at the request of Plaintiffs and to allow Plaintiffs to evaluate a potential settlement, Defendants produced more than 44,000 pages of documents to Plaintiffs.

On November 4, 2021, the Parties participated in a confidential mediation before the Honorable Stephen P. Lamb. Following the mediation, the Parties continued to engage in arm’s-length negotiations to settle the claims asserted in the Actions, including the exchange of numerous offers and counteroffers.

On June 20, 2022, the Parties reached an agreement-in-principle to settle the claims asserted in the Actions for the Settlement Consideration summarized below, subject to the execution of the Stipulation and related papers and Court approval.

On June 27, 2022, via a joint status letter, the Parties informed the Court that the Parties had reached an agreement-in-principle to fully resolve the Actions.

REASONS FOR THE SETTLEMENT

Following an analysis of the strengths and weaknesses of the claims asserted in the Actions, including review and analysis of the documents Plaintiffs received, Plaintiffs believe that the Settlement Consideration described below provides the Company and the Class with substantial benefits.

Although Plaintiffs and Plaintiffs’ counsel believe that the Actions assert strong claims, they have agreed to settle the Actions in order to eliminate the uncertainties inherent in further litigation and in recognition of the benefits that the Settlement will afford the Company and the Class. For purposes of the Settlement, “Class” means the class of all record holders and beneficial owners of Company common stock who held such stock at any time during the period between and including January 8, 2018 and December 17, 2018 (except as limited by the following sentence), and their heirs, assigns, transferees, and successors-in-interest, in each case solely in their capacity as holders or owners of Company common stock. Excluded from the Class are (i) the Individual Defendants and Mayne (collectively, the “Excluded Parties” and each an “Excluded Party”); (ii) any Individual Defendant’s children, stepchildren, parents, stepparents, spouses and siblings; (iii) any persons, firm, trust, corporation, or other entity affiliated with an Excluded Party and their successors-in-interest; and (iv) any entity in which any Excluded Party has or had a direct or indirect controlling interest.

Plaintiffs have determined that the terms of the Settlement are fair, reasonable, adequate, and in the best interests of the Company and the Class, and that it is reasonable to pursue a settlement of the Actions based upon those terms and the procedures outlined herein.

At all times, Defendants have denied, and continue to deny, the allegations of wrongdoing in the Complaints, including without limitation that they committed any breach of fiduciary duty, that they have violated Delaware law, that they have made any misrepresentations, or that Plaintiffs have suffered damages. Defendants expressly maintain that they have at all times complied with their fiduciary and other legal duties.

Although Defendants believe that they have strong defenses to the claims asserted in the actions, Defendants entered into the Stipulation because the Settlement would eliminate the burden, expense, distraction, and uncertainties inherent in further litigation and would benefit the Company and its stockholders.

SETTLEMENT CONSIDERATION

Within five (5) business days of the Effective Date (as defined below), the Individual Defendants and Mayne will pay or cause to be paid to the Company a total of $14,250,000 in cash paid via wire transfer or check (the “Cash Consideration”).

The Mayne Equity Holdings will be surrendered to the Company and canceled. Such surrender and cancellation will occur upon the Effective Date. For purposes of the Stipulation, “Mayne Equity Holdings” means all equity securities in the Company, including Company common stock, Company preferred stock, warrants to purchase Company stock, and options to purchase Company stock, that is held or owned, beneficially or of record, by Mayne (or any parent or subsidiary thereof), consisting of 205,065,189 shares of Company common stock, 17,391,306 shares of Company common stock upon conversion of Series B Preferred Stock, and warrants to purchase 4,347,827 shares of Company common stock as of the date of the Stipulation.

The Individual Defendants will retain any Company common stock that they own as of the Effective Date, but any options, warrants, or other rights to purchase Company shares that they possess will be cancelled.

The Mayne Debt will be canceled. Such cancellation will occur upon the Effective Date. For purposes of the Stipulation, “Mayne Debt” means the $3,000,000 advance made by Mayne to the Company pursuant to the Third Amended SLA.

Within ten (10) business days of receiving the Cash Consideration, the Company will repay to Mayne the “Mayne Short-Term Financing,” which, for purposes of the Stipulation, means (i) the $371,000 currently owed by the Company to Mayne in connection with a term debt facility memorialized in letter agreements dated December 12, 2020, January 13, 2022, and March 9, 2022 (Exhibits 10.11, 10.12, and 10.13, respectively, to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 30, 2022), and a letter agreement dated July 1, 2022, and (ii) any interim financing, in an amount not to exceed $86,000, that Mayne may provide to the Company between the date of the Stipulation and the Effective Date to fund the Company’s operating expenses and expenses relating to this Notice. After the Effective Date, except as expressly provided in the Stipulation, the Company shall have no further obligations to (and shall owe no amounts to) Mayne or the Individual Defendants except with respect to Company common stock held by the Individual Defendants.

Upon the Effective Date, the Company shall convert the license, from the Company to Mayne, for the following intellectual property owned by the Company from exclusive to non-exclusive, without restriction as to field:

a.	U.S. Patent 9,129,609

Treatment and Prognostic Monitoring of Proliferation Disorders Using Hedgehog Pathway Inhibitors

Issued: 11-24-2015; Expires: 02-05-2034

b.	U.S. Patent 9,962,381

Treatment and Prognostic Monitoring of Cancerous Proliferation Disorders Using Hedgehog Pathway Inhibitors

Issued: 05-08-2018; Expires: 02-05-2034

c.	U.S. Patent 9,968,600

Treatment and Prognostic Monitoring of Non-Cancerous Proliferation Disorders Using Hedgehog Pathway Inhibitors

Issued: 05-05-2018; Expires: 02-05-2034

d.	U.S. Patent 10,328,072

Treatment of Lung Cancer Using Hedgehog Pathway Inhibitors

Issued: 6-25-2019; Expires: 02-05-2034

e.	U.S. Patent 10,363,252

Treatment of Prostate Cancer Using Hedgehog Pathway Inhibitors

Issued: 07-30-2019; Expires: 02-05-2034

The non-exclusive license of the aforementioned patents to Mayne will be memorialized in a separate license agreement, entered into between INTI and Mayne, which will survive the Stipulation.

Upon the Effective Date, Mayne will terminate the following licenses, from Mayne to the Company, for the following intellectual property owned or licensed by Mayne:

a.

The sublicense agreement, dated August 27, 2019, from Mayne Pharma International Pty Ltd, an affiliate of Mayne, for the exclusive U.S. patent rights to U.S. patent No 8,653,083 entitled “Hedgehog Pathway Antagonists to Treat Disease”, issued on February 28, 2014 and U.S. patent No 8,980.930 entitled “Angiogenesis Inhibitors”, issued March 17, 2015 (the “JHU Patents”)

b.	U.S. Patent 8,771,739

Pharmaceutical Compositions for Poorly Soluble Drugs

Issued: 07-08-2014; Expires: 12-16-2022

c.	U.S. Patent 8,921,374

Itraconazole Compositions and Dosage Forms and Methods Using Same

Issued: 12-30-2014; Expires: 06-21-2033

d.	U.S. Patent 9,272,046

Itraconazole Compositions and Dosage Forms and Methods Using Same

Issued: 03-01-2016; Expires: 06-21-2033

e.	U.S. Patent 9,713,642

Itraconazole Compositions and Dosage Forms and Methods Using Same

Issued: 07-25-2017; Expires: 06-21-2033

f.	U.S. Patent 10,473,740

Itraconazole Compositions and Dosage Forms and Methods Using Same

Issued: 11-05-2019; Expires: 06-21-2033

g.	U.S. Patent 10,806,792

Itraconazole Compositions and Dosage Forms and Methods Using Same

Issued: 10-20-2019; Expires: 06-21-2033

Mayne further agrees that the Company will not owe or be required to pay any amounts that may be due under the aforementioned licenses.

After the Effective Date, Mayne will remain amenable to discussing with the Company, in good faith, the potential licensing and/or sub-licensing of the JHU Patents, for a commercially reasonable licensing fee, to the extent the Company seeks to engage in such discussions.

Mayne will not take the position that the Company or persons affiliated with the Company, including Dr. Francis E. O’Donnell, Jr., are prohibited from developing or commercializing Non-SUBA Formulations of Itraconazole for any cancer or non-cancer indications. Nor shall Mayne take any action intended to restrict or limit the Company’s ability or efforts to develop or commercialize Non-SUBA Formulations of Itraconazole for any cancer or non-cancer indications. For purposes of the Stipulation, “Non-SUBA Formulations of Itraconazole” means any formulations of Itraconazole that do not infringe on the claims of the itraconazole formulation described in U.S. Patent 8,771,739 “Pharmaceutical Compositions for Poorly Soluble Drugs.”

Upon the Effective Date, the Third Amended SLA shall be deemed void and each party shall be released from its rights and obligations thereunder; provided, however, that the Company will retain the right to a 9% cash royalty on future net sales, if any, of SUBA-Itraconazole BCCNS in the United States, on the same terms set forth in the Third Amended SLA (the “Royalty”). For the avoidance of doubt, although the Mayne Debt shall in other respects be canceled, any Royalty will first be applied to pay down the $3,000,000 advanced by Mayne to the Company under the Third Amended SLA, after which any further Royalties will be paid to the Company. For purposes of the Stipulation, “SUBA-Itraconazole BCCNS” means the use of SUBA-Itraconazole targeting basal cell carcinoma in patients with Basal Cell Carcinoma Nevus Syndrome. Mayne, in its sole and exclusive discretion, shall determine whether to develop SUBA-Itraconazole BCCNS.

Upon the Effective Date, the Equity Holders Agreement by and between the Company, Mayne, Hedgepath, LLC, Dr. Francis O’Donnell, and Nicholas Virca, dated as of June 24, 2014, as amended May 15, 2015 (the “EHA”), shall be deemed terminated pursuant to Section 8.1(b) of the EHA.

Any of the Individual Defendants who holds a position with the Company shall retire from each such position effective upon the Effective Date. At least five days before the Settlement Hearing, the Company’s board shall execute a unanimous written consent appointing Dr. Francis E. O’Donnell, Jr. as a director of the Company effective upon the Effective Date.

RELEASE OF CLAIMS

Effective upon the Effective Date (as defined below):

(a)    The Plaintiffs’ Releasors shall fully, finally, and forever release and discharge each and all of the Defendants’ Releasees from any and all of Plaintiffs’ Released Claims.

“Plaintiffs’ Releasors” means each of the Company, the Plaintiffs, the Class, each member of the Class (each, a “Class Member”) and each of their respective parents, subsidiaries, affiliates and controlling persons, successors-in-interest, and assigns.

“Defendants’ Releasees” means each of Brendan Magrab, Stefan J. Cross, R. Dana Ono, Robert D. Martin, W. Mark Watson, Nicholas J. Virca, and Mayne, and each of their respective parents, subsidiaries, affiliates, and controlling persons, and any current or former officer, director, member or manager of any of the foregoing, and each of their respective heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, divisions, parents, subsidiaries, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managers, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, attorneys (including all Defendants’ counsel in these Actions), personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.

“Plaintiffs’ Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including, without limitation, Unknown Claims (as explained below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, that are, have been, could have been, or could now be asserted in the Actions or in any other court, tribunal, forum, suit, action or proceeding, by any of the Plaintiffs’ Releasors or any member of the Class, derivatively on behalf of the Company, or individually or as a member of the Class directly (in their capacities as current or former Company stockholders), or by the Company directly against any of the Defendants’ Releasees that are based upon, relate in any way to, arise out of or involve, directly or indirectly, in whole or in part, the actual, alleged, or attempted actions, inactions, transactions, claims, facts, events, conduct, occurrences, practices, statements, representations, misrepresentations, omissions, allegations, votes, contracts, decisions, or any other matters, things, or causes whatsoever, or any series thereof, in connection with the Actions or the subject matter of the Actions or alleged, asserted, set forth, claimed, or referred to in the Complaints or any former complaints in the Actions, including, without limitation (i) the Challenged Transactions, (ii) any and all agreements between Mayne or its affiliates on the one hand, and the Company or Hedgepath LLC or its principals on the other hand, (iii) any statements by the Company or Defendants related to or in connection with the Challenged Transactions, or the agreements referenced in part (ii) of this sentence, or alleged in the Complaints; provided, however, that Plaintiffs’ Released Claims shall not include claims relating to the enforcement of the Settlement (including any agreements or provisions of agreements identified in the Stipulation as surviving the Settlement).

(b)    The Defendants’ Releasors shall fully, finally, and forever release and discharge each and all of the Plaintiffs’ Releasees from any and all of Defendants’ Released Claims.

“Defendants’ Releasors” means each of Brendan Magrab, Stefan J. Cross, R. Dana Ono, Robert D. Martin, W. Mark Watson, Nicholas J. Virca, and Mayne, and each of their respective parents, subsidiaries, affiliates and controlling persons, successors-in-interest, and assigns.

“Plaintiffs’ Releasees” means each of the Company, Plaintiffs, and each Class Member, and each of their respective parents, subsidiaries, affiliates, and controlling persons, and any current or former officer, director, member or manager of any of the foregoing, and each of their respective heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, divisions, parents, subsidiaries, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managers, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, attorneys (including all Plaintiffs’ counsel in these Actions), personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.

“Defendants’ Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including, without limitation, Unknown Claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that are, have been, could have been, or could now be asserted in the Actions or in any other court, tribunal, forum, suit, action or proceeding by any of the Defendants’ Releasors against any of the Plaintiffs’ Releasees that are based upon, relate in any way to, arise out of or involve, directly or indirectly, in whole or in part, the Section 220 Demands, the prosecution of the Actions or the subject matter thereof, including without limitation any and all agreements between Mayne or its affiliates on the one hand, and the Company or Hedgepath LLC or its principals on the other hand; provided, however, that Defendants’ Released Claims shall not include claims relating to the enforcement of the Settlement (including any agreements or provisions of agreements identified in the Stipulation as surviving the Settlement).

The “Released Claims” shall mean Plaintiffs’ Released Claims and Defendants’ Released Claims, collectively. The contemplated releases given by Plaintiffs’ Releasors and Defendants Releasors, collectively (the “Releasing Parties”) extend to claims that the Releasing Parties did not know or suspect to exist at the time of the Release (“Unknown Claims”). The Releasing Parties shall be deemed to have waived any and all provisions, rights, and benefits conferred by any law of the United States, any law of any state, or principle of common law that governs or limits a person’s release of unknown claims to the fullest extent permitted by law. The Releasing Parties shall be deemed to relinquish, to the full extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Releasing Parties shall also be deemed to have waived any and all provisions, rights, and benefits conferred by any law of any state of the United States or principle of common law that is similar, comparable, or equivalent to California Civil Code Section 1542. The Releasing Parties acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of the contemplated releases, but that it is their intention to fully, finally, and forever settle and release any and all claims released hereby, known or unknown, suspected or unsuspected, which now exist or heretofore existed, from the beginning of time to the Effective Date (as defined below), without regard to the subsequent discovery or existence of such additional or different facts, to the fullest extent permitted by law.

The contemplated releases are not intended to release and shall not be deemed to release any rights or obligations of the Parties created by the Stipulation.

The claims described above in this section are referred to herein as the “Settled Claims.”

DUE DILIGENCE, CONDITIONS OF THE SETTLEMENT

The Settlement was preceded by production to Plaintiffs and their counsel of books and records pursuant to the Section 220 Demands; the review of documents produced in discovery; the analysis by Plaintiffs of public filings by the Company with the U.S. Securities and Exchange Commission; the review by Plaintiffs of press releases issued by the Company and other public statements about the Company; and the mediation submissions prepared by the Parties. Accordingly, in determining to enter into the Settlement, Plaintiffs believe that they were sufficiently informed of the circumstances and terms of the Challenged Transactions and Defendants’ actions to determine whether the Settlement was in the best interests of the Company, the Class, and the Company Stockholders (other than Mayne and the Individual Defendants).

The Settlement shall be terminated, and shall be null and void and of no force and effect, unless otherwise agreed to by the Parties pursuant to the terms Stipulation, if (i) any Party exercises a right to terminate the Settlement pursuant to the terms of the Stipulation; or (ii) the Settlement does not receive Final Court Approval (as defined below). If the Stipulation is terminated, the Stipulation and the Settlement shall be void and of no effect, and the Stipulation shall not be deemed to prejudice in any way the positions of any Party in the Actions. In such event, and consistent with the applicable evidentiary rules, neither the Stipulation nor any of its contents, nor the existence of the Stipulation, shall be admissible in evidence or shall be referred to for any purpose in the Actions or in any other proceeding, except in connection with any claim for breach of the Stipulation or as otherwise specifically provided herein.

The Settlement shall be null and void and of no force and effect if the terms of the Settlement, except for the Fee and Expense Applications (as defined below), do not receive Final Court Approval (as defined below), in which case the Parties shall revert back to their litigation positions prior to entering into the Stipulation. For the avoidance of doubt, the Parties agree that court approval of the Fee and Expense Applications (as defined below) is not a condition precedent to the Settlement or Final Court Approval thereof.

EFFECTIVE DATE/FINAL COURT APPROVAL

The “Effective Date” of the Settlement shall be the first date by which the Court has entered the Judgment and such Judgment has received “Final Court Approval.” “Final Court Approval” of any Court Order means (i) if no appeal is filed, the expiration date of the time for filing or noticing of any appeal of the

Judgment; or (ii) if there is an appeal from the Judgment, the date of (a) final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise to review the Judgment, or (b) the date the Judgment is finally affirmed on appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review of the Judgment, and, if certiorari or other form of review is granted, the date of final affirmance of the Judgment after such review. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses payable to Plaintiffs or Plaintiffs’ counsel shall not in any way delay the Effective Date of the Settlement.

INTERIM INJUNCTION

Subject to an order of the Court, pending final determination of whether the Settlement should be approved, the Parties will be barred and enjoined, to the maximum extent permitted under law, from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any of the Released Claims as defined herein, either directly, representatively, derivatively, or in any other capacity, and all pending deadlines in any and all such actions shall be suspended.

THE SETTLEMENT HEARING

The Settlement Hearing shall be held on November 10, 2022 at 9:15 a.m., in the Leonard L. Williams Justice Center, 500 N. King Street, Wilmington, DE 19801, or remotely by such means as the Court may order, to determine: (a) whether the Court should approve the Settlement; (b) whether the Court should enter a Final Order and Judgment dismissing the claims asserted in the Actions on the merits and with prejudice as against Plaintiffs, the Company, the Class, and the Company Stockholders, and effectuating the releases described above; (c) whether the Court should grant the applications of (i) Hedgepath, LLC for an award of attorneys’ fees and expenses actually incurred by it in connection with investigating and pursuing the claims asserted in the Actions (and to reimburse Hedgepath, LLC for the attorneys’ fees and expenses already paid to its counsel), and (ii) Sears for an award of attorneys’ fees and expenses, in an aggregate amount not to exceed $2,000,000 (as described below); and (d) such other matters as may properly come before the Court.

The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the applications for attorneys’ fees, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to the Company Stockholders or the Class.

RIGHT TO APPEAR AND OBJECT

Any Company Stockholder or member of the Class who objects to the Settlement, the Final Order and Judgment to be entered in the Actions, and/or Plaintiffs’ counsel’s applications for attorneys’ fees and expenses, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except for good cause shown, no person shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless not later than fourteen (14) calendar days prior to the Settlement Hearing such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) a statement of such person’s objections to any matters before the Court; and (c) the grounds for such objections and the reasons that such person desires to appear and be heard, documentation evidencing ownership of Company stock, as well as all documents or writings such person desires the Court to consider. Such submissions shall be filed with the Register in Chancery and served upon the following counsel:

POTTER ANDERSON & CORROON LLP	WILSON SONSINI GOODRICH & ROSATI, P.C.

Kevin R. Shannon, Esquire Tyler J. Leavengood, Esquire Hercules Plaza, 6th Floor 1313 North Market Street Wilmington, DE 19899 (302) 984-6000	Andrew D. Cordo, Esquire Daniyal M. Iqbal, Esquire Leah E. León, Esquire 222 Delaware Avenue, Suite 800 Wilmington, Delaware 19801 (302) 304-7600

Attorneys for Plaintiff Hedgepath, LLC	Attorneys for Defendants Brendan Magrab, Stefan J. Cross, Dr. R. Dana Ono, Robert D. Martin, W. Mark Watson, and Nicholas J. Virca

ANDREWS & SPRINGER LLC	ABRAMS & BAYLISS LLP

Peter B. Andrews, Esquire Craig J. Springer, Esquire David Sborz, Esquire 4001 Kennett Pike, Suite 250 Wilmington, Delaware 19807 (302) 504-4957	A. Thompson Bayliss, Esquire 20 Montchanin Road, Suite 200 Wilmington, DE 19807 (302) 778-1000
Attorneys for Defendant Mayne Pharma Ventures Pty Ltd.
Attorneys for Plaintiff Samuel Sears
ASHBY & GEDDES, P.A.

F. Troupe Mickler IV, Esquire Marie M. Degnan, Esquire 500 Delaware Avenue, 8th Floor P.O. Box 1150 Wilmington, Delaware 19801 (302) 654-1888

Attorneys for Nominal Defendant Inhibitor Therapeutics, Inc. f/k/a HedgePath Pharmaceuticals, Inc.

Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Company and the Class by Plaintiffs and their counsel, any award of attorneys’ fees, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding. Any Company Stockholder who does not object to the Settlement or the requests by Plaintiffs’ counsel for an award of attorneys’ fees and expenses (described below) or to any other matter stated above need not take any action.

THE FINAL ORDER AND JUDGMENT

If the Court determines that the Settlement, as provided in the Stipulation, is fair, reasonable, adequate, and in the best interests of the Company, the Class, and the Company Stockholders (other than the Excluded Parties), the Parties to the Actions will ask the Court to enter the Final Order and Judgment (the “Judgment”), which will, among other things:

(a)    approve the Settlement as fair, reasonable, adequate, and in the best interests of the Company, the Class, and the Company Stockholders (other than the Excluded Parties) and direct consummation of the Settlement in accordance with its terms and conditions;

(b)     certify, for the purposes of the Settlement only, the Sears Action as a non-opt out class action on behalf of the Class;

(c)    determine that the requirements of the rules of the Court and due process have been satisfied in connection with this Notice;

(d)    dismiss the Actions with prejudice as against Plaintiffs, the Company, the Class, each Class Member and the Company Stockholders and grant the releases in accordance with the terms and conditions of the Stipulation;

(e)    permanently bar and enjoin Plaintiffs, the Company, the Class, each Class Member and the Company Stockholders from instituting, commencing, or prosecuting any of the claims released by the Settlement; and

(f)    award attorneys’ fees and expenses to Plaintiffs’ counsel.

ATTORNEYS’ FEES AND EXPENSES

Hedgepath, LLC intends to petition the Court for the reimbursement of attorneys’ fees and expenses actually incurred by it in connection with investigating and pursuing the claims asserted in the Actions (and to reimburse Hedgepath, LLC for the attorneys’ fees and expenses already paid to its counsel), and Sears also intends to petition the Court for an award of attorneys’ fees and expenses. Any attorneys’ fees and expenses awarded by the Court shall be paid solely from the Cash Consideration, and from no other source, in an aggregate amount not to exceed $2,000,000 (United States Dollars) (“Fee and Expense Applications”). Defendants have agreed that they will not oppose fees awarded by the Court, up to a maximum of $2,000,000. Accordingly, Plaintiffs and Plaintiffs’ counsel intend to petition the Court for an award of attorneys’ fees and expenses in connection with the Settlement of up to $2,000,000 (inclusive of costs), and Defendants will not oppose that petition.

An award of attorneys’ fees or expenses to Plaintiffs or Plaintiffs’ counsel is not a necessary term of the Settlement and shall not be a condition of the Settlement. Neither Plaintiffs nor Plaintiffs’ counsel may cancel or terminate the Settlement based on the Court’s or any appellate court’s ruling on attorneys’ fees or expenses or incentive awards to Plaintiffs.

Except as provided in the Stipulation, the Defendants’ Releasees and the Company shall bear no other expenses, costs, damages, or fees alleged or incurred by any Plaintiff or by any attorneys, experts, advisors, agents, or representatives acting on behalf of any Plaintiff, the Class or any Class Member in connection with the Actions, the Settled Claims, or the Settlement. The Plaintiffs’ Releasees shall bear no expenses, costs, damages, or fees alleged or incurred by any Defendant, or by any of any Defendants’ attorneys, experts, advisors, agents or representatives in connection with the Actions, the Settled Claims, or the Settlement.

NOTICE TO PERSONS OR ENTITIES THAT

HELD OR HOLD OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held or hold shares of the common stock of the Company for the benefit of others are requested to promptly send this Notice to all of their respective beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such copies may be made to:

Nicole Starzi – nstarzi@ashbygeddes.com

SCOPE OF THIS NOTICE AND ADDITIONAL INFORMATION

The foregoing description of the Settlement Hearing, the Actions, the terms of the proposed Settlement and other matters described herein do not purport to be comprehensive. Accordingly, the Company Stockholders and members of the Class are referred to the documents filed with the Court in the Actions. PLEASE DO NOT WRITE OR CALL THE COURT.

Inquiries or comments about the Settlement may be directed to the attention of Plaintiffs’ counsel as follows:

Potter Anderson & Corroon LLP

Attn: Kevin R. Shannon

Attn: Tyler J. Leavengood

1313 North Market Street – 6th Floor

Wilmington, DE 19801

(302) 984-6000

kshannon@potteranderson.com

tleavengood@potteranderson.com

Andrews & Springer LLC

Attn: Peter B. Andrews

4001 Kennett Pike, Suite 250

Wilmington, Delaware 19807

(302) 504-4957

pandrews@andrewsspringer.com

Dated:

BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE